UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

VAPOR HUB INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

000-55363	27-3191889
(Commission File Number)	(IRS Employer Identification No.)

67 W. Easy Street, Unit 115

Simi Valley, CA 93065

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code (805) 309-0530

N/A

 (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

BofI Business Loan and Security Agreement

On June 2, 2015, Vapor Hub International Inc. (the “Company”) entered into a Business Loan and Security Agreement with BofI Federal Bank (the “Bank”).  Pursuant to the agreement, the Company borrowed $175,000 from the Bank and received net proceeds of $104,071 after deducting an origination fee of $1,875 and the repayment of $69,054 in full satisfaction of the Company’s remaining obligations under that certain Business Loan and Security Agreement entered into with the Bank on January 2, 2015.  The new loan is payable in 126 payments of $1,708.33 due each business day beginning on June 3, 2015, with the total repayment amount (subject to certain exceptions) being equal to $215,249.58 (the “Total Repayment Amount”).

The loan may be prepaid in whole by the Company at any time by paying the Bank an amount equal to the Total Repayment Amount (subject to certain fees) less (i) the amount of any loan payments made prior to such prepayment and (ii) the product of 0.25 and the aggregate amount of unpaid interest remaining on the loan as of the prepayment date.

The loan is secured by all personal property of the Company and is also personally guaranteed by Lori Winther, the Chief Financial Officer and a director of the Company, Kyle Winther, the Chief Executive Officer and a director of the Company, and Gary Perlingos, the President and a director of the Company.  If an event of default occurs under the agreement, all obligations owing by the Company to the Bank under the agreement will, at the Bank’s election, become immediately due and payable and the Bank may exercise its rights as a secured creditor.

The foregoing description of the Business Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Typenex Co-Investment Note Purchase Agreement and Promissory Note

On June 4, 2015, the Company entered into a Note Purchase Agreement (the “Purchase Agreement”) with Typenex Co-Investment, LLC, a Utah limited liability company (the “Investor”), pursuant to which the Company concurrently issued to the Investor an unsecured non-convertible Promissory Note in a principal amount of $245,000 (the “Note”).  The principal amount includes an original issue discount of $40,000 plus an additional $5,000 to cover the Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the transaction (the “Transaction Costs”).  In consideration for the Note, the Investor paid an aggregate cash purchase price of $200,000, computed as follows: $245,000 original principal balance, less the original issue discount of $40,000, and less the Transaction Costs.  The Note matures on December 4, 2015.  The Company may prepay all or a portion of the amount owed earlier than it is due without penalty and if the Company prepays $225,000 on or before September 2, 2015, the Note will be deemed paid in full.

Interest does not accrue on the unpaid principal balance of the Note unless an event of default occurs.  Upon the occurrence of an event of default, the outstanding balance of the Note will bear interest at the lesser of the rate of 18% per annum or the maximum rate permitted by applicable law.  In addition, if an event of default occurs under the Note, the Investor may declare all unpaid principal, plus all accrued interest and other amounts due under the Note to be immediately due and payable at an amount equal to 115% of the outstanding balance of the Note as of the date of the applicable event of default, plus all interest, fees and charges that may accrue on such outstanding balance thereafter.

The Company paid MSC-BD, LLC $16,000 as a finder’s fee (equal to 8% of the net proceeds) in connection with financing from the investor.

The foregoing descriptions of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02

Termination of a Material Definitive Agreement

The information provide in response to Item 1.01 of this Current Report on form 8-K in relation to the repayment of the original Business Loan and Security Agreement with the Bank is incorporated by reference into this item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provide in response to Item 1.01 of this Current Report on form 8-K is incorporated by reference into this item 2.03.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1	Business Loan and Security Agreement, dated as of June 2, 2015, by and between the Company and BofI Federal Bank.
10.2	Note Purchase Agreement, dated as of June 4, 2015, by and between the Company and Typenex Co-Investment, LLC.
10.3	Form of Promissory Note issued to Typenex Co-Investment, LLC on June 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR HUB INTERNATIONAL INC.

Date:	June 8, 2015	By:	/s/ Lori Winther
Lori Winther
Chief Financial Officer

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